Exhibit 10.1

EXECUTION

AMERICAN WELL CORPORATION

Transition Agreement

This TRANSITION AGREEMENT (this “Agreement”), dated as of June 13, 2024 is entered into by and between American Well Corporation, a Delaware corporation (the “Company”), and Roy Schoenberg (the “Executive”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Employment Agreement, dated as of June 18, 2020, by and between the Company and the Executive (the “Employment Agreement”).

WHEREAS, the Executive currently serves as President and co-Chief Executive Officer of the Company pursuant to the Employment Agreement;

WHEREAS, the parties have determined that the Executive’s employment with the Company as President and co-Chief Executive Officer will transition to Executive Vice Chairman as of June 13, 2024 (the “Transition Date”) pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, the Company and the Executive have mutually agreed that the Executive will continue employment with the Company in an officer capacity from and after the Transition Date as Executive Vice Chairman pursuant to the terms of the Amended and Restated Employment Agreement, dated as of even date herewith, by and between the Company and the Executive (the “Revised Employment Agreement”); and

WHEREAS, the Company and the Executive now desire to enter into a mutually satisfactory arrangement concerning, among other things, the transition of Executive’s service as President and Co-Chief Executive Officer to Executive Vice Chairman on the Transition Date and other matters related thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1.
Transition in Service. The Company and the Executive hereby acknowledge and agree that the Executive’s employment with the Company as President and co-Chief Executive Officer shall terminate on the Transition Date, and by virtue of executing this Agreement, and without any further action by the Executive, the Executive hereby resigns the Executive’s positions as President and co-Chief Executive Officer of the Company as of the Transition Date. As of the Transition Date, the Executive shall continue to be employed by the Company in an officer capacity as Executive Vice Chairman pursuant to the terms of the Revised Employment Agreement until Executive’s employment with the Company has terminated pursuant to the terms thereof. For purposes of the Revised Employment Agreement, the Company and the Executive mutually agree that the Transition Date shall be treated as a “separation from service” under Section 409A, and the Executive’s time commitment to the Company as Executive Vice Chairman pursuant to the terms of the Revised Employment Agreement shall be consistent with such treatment. The

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Company and the Executive acknowledge and agree that the Transition Date shall not constitute a “Termination of Service” pursuant to the that certain Performance Share Unit Agreement by and between the Company and the Executive, dated May 11, 2022 (the “2022 PSU Award”), and that, as of the Transition Date, the 2022 PSU Award shall remain outstanding and eligible to vest pursuant to the terms thereof (including with respect to the term of the existing Performance Period) for so long as the Executive remains in Service (within the meaning of the 2022 PSU Award), whether pursuant to the Revised Employment Agreement or otherwise.
2.
Transition Payments and Benefits. In connection with the Executive’s “separation from service” under Section 409A from the Company, on the Transition Date, the Company shall pay or provide to the Executive the payments and benefits set forth in this Section 2.
(a)
Accrued Benefits. As soon as practicable after the Transition Date (and, in any event, within 30 days following the Transition Date or as otherwise required by applicable law), the Company shall pay or provide the Executive with (i) any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon), in accordance with the terms and conditions of the applicable deferred compensation plans or arrangements then in effect, and (ii) any amount or benefit as provided under any benefit plan or program with the Company.
(b)
Transition Pay and Benefits. As of the Transition Date, subject to the Executive’s (or his estate’s) execution and delivery of a release of claims in favor of the Company in the form attached hereto as Annex A (the “Release”) within 50 days following the Transition Date and non-revocation within the time period set forth therein, the Company shall provide the Executive with the following (subject, in each case, to any delay in payment required by Section 9 (Section 409A) of the Revised Employment Agreement):
(i)
an amount in cash equal to $1,950,000, payable in equal installments on the Company’s regular payroll dates during the thirty-six (36)-month period following the Transition Date; and
(ii)
each outstanding equity award granted by the Company, as set forth on Exhibit A attached hereto, other than the 2022 PSU Award, shall vest in full as of the Transition Date and all outstanding stock options shall remain exercisable for their full term.
(c)
Company Acknowledgment. The Company, on behalf of its and its subsidiaries and affiliates, represents that as of the Transition Date, there are no known claims, demands, causes of action and liabilities of any kind whatsoever, which it or they had, now have or may have against the Executive as of the date of the Transition Date, by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or any other matter related to the Executive’s employment with the Company or otherwise.
3.
Restrictive Covenants; Return of Company Property; Remedies.

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(a)
The Company and the Executive acknowledge and agree that the covenants set forth in Sections 11, 12 and 14 of the Revised Employment Agreement, and the Company’s right to the remedies set forth in Section 13 of the Revised Employment Agreement, in each case, shall remain in full force and effect following the Transition Date in accordance with their respective terms.
(b)
Notwithstanding the foregoing Section 3(a) or anything to the contrary in the Revised Employment Agreement, the Company acknowledges and agrees that the Executive shall not be restricted under Section 12(b) of the Revised Employment Agreement (Covenant Not to Compete) from becoming involved in any capacity (whether as an employee, director, officer, consultant, partner, member, manager or otherwise) in any entity unless the Company can demonstrate that such entity is (i) actually competing or has demonstrable and material plans to intend to compete, or has in the prior 24 months actually competed (and has not abandoned such competitive activities), with the Company for any contract or for the same business in any request-for-proposal (RFP) or (ii) listed as a competitor of the Company in the Gartner or KLAS industry publications (in the case of either (i) or (ii), a “Direct Competitor”). The Executive will notify the Board of his potential involvement in any entity engaged in the digital healthcare or telehealth business, and the Board will promptly review to confirm such entity is not a Direct Competitor. If the Board confirms such entity is not a Direct Competitor, then it will promptly notify the Executive in writing, and the Executive may share such writing with the other entity. If the Board believes such entity to be a Direct Competitor, then it will promptly provide evidence that it actually competes with the Company to the Executive for his review and provide the Executive with an opportunity to be heard, with counsel, before the Board to discuss such determination.
4.
Certain Tax Matters. Sections 9 (Section 409A) and 15(f) (Parachute Payments) of the Revised Employment Agreement are incorporated by reference, mutatis mutandis, as though fully set forth herein.
5.
Miscellaneous.
(a)
Successors and Assigns.
(i)
This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and permitted assigns. The Company may not assign or delegate any rights or obligations hereunder except to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, as applicable. The term “the Company” as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company, as the case may be, (including this Agreement) whether by operation of law or otherwise.
(ii)
Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, the Executive’s beneficiaries or legal representatives, except by will or by the laws of descent and distribution.

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(iii)
This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal personal representatives, and by the Executive’s beneficiaries in the event of his death.
(b)
Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to each other party; provided that all notices to the Company shall be directed to the attention of the General Counsel of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.
(c)
Indemnity Agreement. The Company acknowledges and agrees that it shall indemnify and hold the Executive harmless to the fullest extent permitted by applicable law for actions taken as a director or officer of the Company, pursuant to the terms of the Indemnification Agreement previously entered into between the Company and the Executive.
(d)
Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.
(e)
Arbitration. Section 15(h) of the Revised Employment Agreement is incorporated by reference, mutatis mutandis, as though fully set forth herein.
(f)
Governing Law; Effect of Other Law. Sections 15(i) and 15(j) of the Revised Employment Agreement are incorporated by reference, mutatis mutandis, as though fully set forth herein.
(g)
Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, term sheets, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof, including without limitation any term sheets or other similar presentations (in each case of the foregoing, other than with respect to any intellectual property related matters addressed in any such prior agreements, term sheets, understandings or arrangements).
(h)
Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

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(i)
Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. Signatures transmitted via facsimile or PDF will be deemed the equivalent of originals.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AMERICAN WELL CORPORATION

By: /s/ Bradford Gay
Name: Bradford Gay
Title: SVP & General Counsel

EXECUTIVE

/s/ Roy Schoenberg
Roy Schoenberg

[Signature Page to R. Schoenberg Transition Agreement]

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ANNEX A

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Executive does hereby knowingly and voluntarily release and forever discharge the “Releasees” hereunder, consisting of the Company, and its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents and, in their capacities as such, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”) in any way arising out of, based upon, or related to the employment or termination of employment of the Executive by the Releasees, or any of them, which the Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein shall include, Claims in any way arising out of, based upon, or related to the employment or termination of employment of the Executive by the Releasees, or any of them, relating to any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the Executive; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and Claims under Mass. Gen. Laws c. 149 Section 148, et. seq. (the Massachusetts Wage Act), which include Claims for failure to pay earned wages, failure to pay overtime, failure to pay earned commissions, failure to timely pay wages, failure to pay accrued vacation or holiday pay, failure to furnish appropriate pay stubs, improper wage deductions, and failure to provide proper check-cashing facilities. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the Executive (i) to payments or benefits under Section 2 of this Agreement, (ii) to payments or benefits under any equity award agreement between the Executive and the Company, (iii) to accrued or vested benefits the Executive may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iv) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the Executive and the Company, under the bylaws, certificate of incorporation or other similar governing document of the Company or under any directors’ and officers’ liability insurance policies of the Company, (v) to any Claims which cannot be waived by an employee under applicable law or (vi) with respect to the Executive’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government authority or regulator.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A) THE EXECUTIVE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

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(B) THE EXECUTIVE HAS FIFTY (50) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C) THE EXECUTIVE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The Executive represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the Executive may have against Releasees, or any of them, and the Executive agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the Executive under this indemnity.

Notwithstanding anything herein, the Executive acknowledges and agrees that, pursuant to 18 USC Section 1833(b), the Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Executive further acknowledges that he is not waiving the right to file an administrative charge or participate in an administrative investigation or proceeding with the Equal Employment Opportunity Commission or any other local, state, or federal administrative body or government agency, local city commission on human rights, or law enforcement prohibiting waiver of such right; provided, however, that the Executive hereby disclaims and waives any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding, excepting only any monetary award to which he may become entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other relief in connection with protected whistleblower activity. Nothing herein prohibits the Executive from communicating with any governmental agency or entity or regulatory or any law enforcement authority or making other disclosures under the whistleblower provisions of any applicable law, rule or regulation.

The Executive further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the Executive.

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IN WITNESS WHEREOF, the Executive has executed this Release this 13th day of June, 2024.

EXECUTIVE

/s/ Roy Schoenberg
Roy Schoenberg

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Exhibit A

Company Equity Awards

•
81,245 unvested time vesting Restricted Stock Units granted April 15, 2021 (vesting)
•
7,000,000 unvested PSUs granted May 16, 2022 (the 2022 PSUs) (not vesting)
•
72,019 vested Incentive Stock Options granted October 25, 2018
•
1,692,864 vested Nonqualified Stock Options granted October 25, 2018

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